EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

         The undersigned, Elaine K. Roberts, President and Chief Financial Officer of Oppenheimer Holdings Inc. (the "Company"), hereby certifies that to her knowledge the Annual Report on Form 10-K for the year ended December 31, 2008 of the Company filed with the Securities and Exchange Commission on the date hereof  (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

Signed at the City of Toronto, Ontario, Canada, this 2nd day of March 2009.

“E.K. Roberts”

Elaine K. Roberts

President and Chief Financial Officer